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                                                                 EXHIBIT 3.i.(n)

                            CERTIFICATE OF AMENDMENT

                         TO CERTIFICATE OF INCORPORATION

                                       OF

                        AGRICULTURAL MINERALS CORPORATION

                                     * * * *

                    Adopted in accordance with the provisions of (S)242 of the General Corporation Law of the State of Delaware

                                     * * * *

     George H. Valentine, being the President of Agricultural Minerals Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

     FIRST: The Board of Directors of the Corporation adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the "Amendment") and directed that the Amendment be submitted to the sole holder of the issued and outstanding shares of Common Stock of the Corporation entitled to vote thereon for its consideration and approval:

          RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended in accordance with (S)242 of the General Corporation Law of the State of Delaware by deleting ARTICLE I thereof in its entirety and substituting therefor ARTICLE I as follows:


                                    ARTICLE I

     The name of the corporation shall be Terra Nitrogen Corporation.

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     SECOND: The Amendment was duly adopted in accordance with (S)228 and (S)242 of the General Corporation Law of the State of Delaware by the sole holder of the issued and outstanding shares of the Common Stock of the Corporation entitled to vote thereon.

                                    * * * * *

                                       -2-

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     IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 20th day of October, 1994.

                                       Agricultural Minerals Corporation,
                                        a Delaware corporation

                                       By: /s/ George H. Valentine
                                          --------------------------------
                                               George H. Valentine
                                               President

                                      -3-

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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AGRICULTURAL MINERALS CORPORATION

     Agricultural Minerals Corporation, a Delaware corporation, hereby certifies as follows:

     1. The name of the Corporation is Agricultural Minerals Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 2, 1990.

     2. This Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation and was duly adopted by the written consent of the sole stockholder of the Corporation entitled to vote thereon in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     3. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:


                                    ARTICLE I

                                      Name
                                      ----

     SECTION 1.1. Name. The name of the Corporation is Agricultural Minerals
                  ----
Corporation (the "Corporation").
                  -----------


                                   ARTICLE II

                     Registered Office and Registered Agent
                     --------------------------------------

     SECTION 2.1. Office and Agent. The address of the Corporation's registered
                  ----------------
office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

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                                        2

                                   ARTICLE III

                               Corporate Purposes
                               ------------------

     SECTION 3.1. Purpose. The purpose of the Corporation is to engage in any
                  -------
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").
                                               -----------------------


                                   ARTICLE IV

                                 Capitalization
                                 --------------

     SECTION 4.1. Authorized Capital. The total number of shares of stock that
                  ------------------
the Corporation shall have authority to issue is 1,000, all of which shall be shares of Common Stock, par value $.01 per share.

     SECTION 4.2. No Preemptive Rights. The holders of shares of Common Stock
                  --------------------
shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation.


                                    ARTICLE V

                                 Indemnification
                                 ---------------

     SECTION 5.1. Indemnification. (a) The Corporation shall indemnify any
                  ---------------
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fee), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that

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                                        3

the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) above. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

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                                        4

        (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article V or as otherwise authorized by law. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        (f) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware.

        (h) For purposes of this Article V, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting of surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        (i) For purposes of this Article V, references to "other enterprises" shall include employee benefit plans;

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                                       5

references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation", as referred to in this Article V.

        (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VI

                             Liability of a Director
                             -----------------------

        SECTION 6.1. Director Liability.  (a) A director of the Corporation
                     ------------------
shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

        (b) Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VII

                  Management of the Affairs of the Corporation
                  --------------------------------------------

        SECTION 7.1. Management of the Affairs of the Corporation. (a) The
                     --------------------------------------------
business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Certificate of

Incorporation or by the By-laws of the Corporation.

          (b) Election of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

          (c) Except as may be otherwise expressly provided in the By-laws of the Corporation, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

                                  ARTICLE VIII

                                   Amendments
                                   ----------

          SECTION 8.1. Amendments. No amendment to this Certificate of
                       ----------
Incorporation may be made unless it shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock at a meeting duly called and held.

                                   ARTICLE IX

                                Private Property
                                ----------------

          SECTION 9.1. Private Property. The private property of the
                       ----------------
stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

          IN WITNESS WHEREOF, Agricultural Minerals Corporation has caused this certificate to be signed by Alan E. Goldberg, its President, and attested by David R. Ramsay, its Secretary, this 20th day of February, 1990.


                                               AGRICULTURAL MINERALS CORPORATION


                                               By /s/ Alan E. Goldberg
                                                  ------------------------------

ATTEST:

/S/ David R. Ramsay
-------------------------------